INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 96 to the  Registration  Statement No.  2-14213 of American  Century  Mutual
Funds, Inc. on Form N-1A of our reports dated December 7, 2001, appearing in the respective  Annual  Reports of Select Fund,  Heritage Fund,  Growth Fund,  Ultra
Fund,  Vista  Fund,  Giftrust  Fund,  New  Opportunities  Fund,  Balanced  Fund,
High-Yield Fund,  Tax-Managed  Value Fund, Veedot Fund, and New Opportunities II
Fund, twelve of the funds comprising American Century Mutual Funds, Inc. for the year ended  October 31, 2001 (for the period from June 1, 2001  through  October
31,  2001  for New  Opportunities  II  Fund),  in the  Statement  of  Additional
Information,  which is part of this Registration Statement, and to the reference to us under the caption  "Financial  Highlights" in the Prospectuses,  which are also part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
February 27, 2002